<Page 51>

                    TITAN TRADING ANALYTICS INC.
                    ----------------------------
          (Incorporated under the laws of British Columbia)

                 CONSOLIDATED INTERIM BALANCE SHEET
                 ----------------------------------

                           APRIL 30, 1999
                           --------------


                               ASSETS
                               ------

Current Assets                             1999               1998

   Cash and short-term investments  $ 1,073,077        $ 1,440,592
   Accounts receivable                   11,683                  0
   Prepaid expenses                       1,236              1,050
                                    -----------        -----------
                                      1,085,996          1,441,642

Software and systems development
  (net)                                 304,937            269,267

Capital assets (net)                     56,998             41,227
                                    -----------        -----------
                                    $ 1,447,931       $  1,752,136
                                    ===========       ============

                             LIABILITIES
                             -----------

Current Liabilities
  Accounts payable and accrued
    Liabilities                     $     7,154       $     5,869
                                    -----------       -----------


                        SHAREHOLDERS' EQUITY
                        --------------------

Share capital                       $ 2,802,962     $   2,671,712

Deficit                              (1,362,185)         (925,445)

                                    -----------     -------------
                                    $ 1,447,931     $   1,752,136
                                    ===========     =============

Approved by the Directors

\s\ MICHAEL PAAUWE	Director
--------------------------------

\s\ MICHAEL GOSSLAND	Director
--------------------------------


                  PREPARED BY MANAGEMENT WITHOUT AUDIT

<Page 52>

                    TITAN TRADING ANALYTICS INC.
                    ----------------------------

        CONSOLIDATED INTERIM STATEMENT OF OPERATIONS AND DEFICIT
        --------------------------------------------------------

         FOR THE PERIOD FROM NOVEMBER 1, 1998 TO APRIL 30, 1999
         ------------------------------------------------------




Revenue
                                           1999              1998

Software Sales                      $    31,438     $      29,216
Trading Income                           63,878                 0
Interest and Other Income                18,022            30,236
                                    -----------     -------------
                                    $   113,338     $      59,452

Expenses
  Advertising, marketing and promotion   57,256            19,266
  Amortization                           44,850            39,716
  Bank charges                              805             1,481
  Corporate Tax                             500                 0
  Demonstration & Testing                28,155            47,312
  Directors fees                          5,000             5,000
  Investor relations                     19,338                 0
  Management fees                        32,800            36,387
  Office                                  6,417             6,401
  Professional fees                      37,099            17,135
  R & D expenses                              0             3,483
  Rent                                    2,275             2,438
  Salaries and benefits                  76,918            31,989
  Telephone                               2,588             1,682
  Travel                                  1,124             4,610
                                    -----------     -------------
                                        315,125           216,900
                                    -----------     -------------

Net loss for the period             $  (201,787)    $    (157,448)

Deficit beginning of period          (1,160,398)         (767,996)

Deficit end of period               $(1,362,185)    $    (925,445)
                                    ===========     =============

                PREPARED BY MANAGEMENT WITHOUT AUDIT


<Page 53>

                    TITAN TRADING ANALYTICS INC.
                    ----------------------------

             CONSOLIDATED INTERIM STATEMENT OF CASH FLOW
             -------------------------------------------

         FOR THE PERIOD FROM NOVEMBER 1, 1998 TO APRIL 30, 1999
         ------------------------------------------------------


                                           1999              1998

Cash from operating activities
  Net loss for the period           $  (201,787)    $    (157,448)
  Item not involving cash
    Amortization                         44,850            39,716
                                    -----------     -------------
                                       (156,937)         (117,732)

Net change in non-cash working
  capital balances                      (29,563)           11,064
                                    -----------     -------------
                                       (186,500)         (106,668)


Cash used in investing activities
  Acquisition of capital assets         (19,576)           (3,048)
  Software & Systems development        (84,663)         (116,171)
                                    -----------     -------------
                                       (104,239)         (119,219)

Cash from financing activities
  Share subscriptions received
    And issuance of Common Shares             0                 0
                                    -----------     -------------

Increase in cash during the period     (290,739)         (225,887)

Cash and short-term investments,
beginning of the period               1,363,816         1,667,530
                                    -----------     -------------

Cash and short-term investments,
end of period                       $ 1,073,077     $   1,441,643
                                    ===========     =============



              PREPARED BY MANAGEMENT WITHOUT AUDIT